Exhibit 10.4

Employment

Agreement

Nigel Vinecombe

Collotype Labels Pty Ltd (Employer)

The party described in item 1 of Schedule 1

(Employee)

Employment Agreement

Details		3

Agreed terms		4

1.	Defined terms and interpretation	4

2.	Engagement	5

3.	Obligations	5

4.	Acknowledgement by Employee	6

5.	Total Employment Cost	6

6.	Leave Entitlements	7

7.	Performance review	7

8.	Notifications	8

9.	Confidential information, materials and intellectual property	8

10.	Restraint	9

11.	Termination	10

12.	Entire Agreement	11

13.	Inconsistency	11

14.	Governing law and jurisdiction	11

15.	General	11

Schedule 1 - Details		13

Schedule 2 - Services		14

Schedule 3 - Confidential Information		15

Signing page		17

Details

Date	2008

Parties

Name	Collotype Labels Pty Ltd
Short form name	Employer
Notice details

Name	The party described in item 1 of Schedule 1
Short form name	Employee

Background

A	The Employer carries on the business of printing and manufacturing labels.

B	The Employer has agreed to employ the Employee to provide the Services on a full-time basis on the terms and conditions of this Agreement.

Agreed terms

1.	Defined terms and interpretation

1.1	Defined terms

In this Agreement:

Associates means, in relation to a person:

(a)	an associate of the person under sections 10 to 17 of the Corporations Act;

(b)	a company or trust of which the person has control; or

(c)	the spouse or child over the age of 18 of the person.

Business means the business conducted by the Employer.

Business Days means any day other than Saturday, Sunday or Public Holiday in South Australia.

Commencement Date means the date set out in item 2 of Schedule 1.

Confidential Information means:

(a)	information relating to the business affairs and employees of the Employer;

(b)	matters of a technical nature, future directives and policies, technical data pertaining to the general affairs of the Employer, internal procedures and information, financial information, information pertaining to other employees, salaries, strategic and business plans and like information relating to the Employer;

(c)	other information which the Employer tells the Employee is confidential or which if disclosed, the Employee knows or ought reasonably to know would be detrimental to the Employer;

(d)	all other information which is imparted to the Employee in circumstances which the Employee knows or should reasonably know that the information is confidential to the Employer or any other persons with whom the Employer is concerned; and

excludes any information that is public knowledge otherwise than as a consequence of a breach by the Employee of obligations under this Agreement or breach by some other person of a duty of confidence to the Employer.

Intellectual Property Rights means all intellectual property rights, including but not limited to:

(a)	know-how, trade secrets, patents, copyright, registered designs, trade marks and any right to have confidential information kept confidential; and

(b)	any application or right to apply for registration of any of the rights referred to in paragraph (a).

Initial Term means the period commencing on the Commencement Date and ending either on the earlier of:

(a)	the date specified in item 3 of Schedule 1 (Expiry Date); or

(b)	on the termination of this Agreement under clause 11.

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Services means the duties and responsibilities described in Schedule 2 to be performed by the Employee pursuant to and in accordance with the terms and conditions of this Agreement or such other services as may be mutually agreed to in writing between the Employer and the Employee from time to time.

Total Employment Cost means the total gross annual remuneration of the Employee (inclusive of superannuation) described in clause 5 and item 4 of Schedule 1, including, but not limited to, the provision of a fully maintained motor vehicle to the Employee, with registration, insurance and ongoing running costs to be borne by the Employer.

1.2	Interpretation

(a)	In this Agreement including the Background and Schedules unless the contrary intention appears:

(i)	a word denoting the singular includes the plural and vice versa;

(ii)	a word denoting an individual or person includes a corporation, firm, authority, government or government authority and vice versa;

(iii)	a word denoting a gender includes all genders;

(iv)	an agreement representing or warranting on the part of two or more persons binds them jointly and severally;

(v)	a reference to a person includes the persons executors, administrators, successors and assigns;

(vi)	a reference to dollars is a reference to Australian dollars;

(vii)	headings are for convenience and reference only and do not effect interpretation; and

(viii)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(b)	The Background and Schedules form part of this Agreement.

2.	Engagement

(a)	The Employer agrees to engage the Employee to perform the Services for the Initial Term in accordance with this Agreement.

(b)	In consideration for performing the Services, the Employee will be entitled to the Total Employment Cost.

3.	Obligations

3.1	Employee’s obligations

(a)	The Employee will:

(i)	provide the Services exclusively to the Employer during the Initial Term;

(ii)	perform the Services from the premises of the Employer and as directed by the Employer from time to time (including inter or intra state locations);

(iii)	devote sufficient time, attention and skill to the performance of the Services;

(iv)	be involved with and participate in certain activities which may be arranged by the Employer from time to time;

(v)	use his best endeavours to promote the work and reputation of the Employer;

(vi)	comply with all reasonable lawful directions and policies of the Employer;

(vii)	conduct himself in accordance with and to a standard which supports the principles on which the Employer operates; and

(viii)	perform all duties to ensure compliance pursuant to statutory obligations and requirements on the part of the Employer.

(b)	Throughout the Initial Term, the Employee will be loyal to, and supportive of the Employer’s aims and objectives.

(c)	After the Expiry Date, the Employer and the Employee will meet to discuss the renewal of this Agreement.

(d)	The Employee will report to the person named in item 5 in Schedule 1 (Responsible Person) and will provide this person with monthly written reports about the performance of the Services including (without limitation) actual performance compared to budget.

3.2	Employer’s obligations

(a)	The Employer will at all times:

(i)	treat the Employee fairly and reasonably;

(ii)	not hinder the Employee in relation to the performance of the Services;

(iii)	not alter the Employee’s position to the Employee’s prejudice;

(iv)	not discriminate against, bully or harass the Employee.

(b)	The Employer acknowledges that a breach of clause 3.2 will constitute a material breach of this Agreement.

(c)	Minimum six months notice or payment in lieu for termination of employment (except Summary Termination as per clause 11.1).

4.	Acknowledgement by Employee

(a)	The Employee acknowledges that the Employer conducts its business with a high degree of professionalism and commitment so it can enhance its operations as a printing and labelling business.

(b)	The Employee acknowledges and agrees that the Employer has the right to make changes in employment arrangements in particular with regard to the allocation of duties and tasks.

(c)	The Employee acknowledges and agrees that his employment with the Employer is governed by written policies of the Employer as amended from time to time.

(d)	The Employee acknowledges and agrees that no provision in any industrial award or agreement forms a term of this Agreement.

5.	Total Employment Cost

(a)	The Total Employment Cost is inclusive of superannuation (including, without limitation, the minimum employer contribution payable by the Employer under Superannuation Guarantee legislation from time to time) all overtime, annual leave and all other statutory entitlements that apply to the Employee’s position.

(b)	The Employer will deduct from the Total Employment Cost:

(i)	and remit to the Taxation Office, instalments of income tax in compliance with the Employer’s obligation; and

(ii)	any other deductions which the Employer is lawfully authorised or obliged to make.

(c)	The Total Employment Cost may be structured by mutual agreement of the parties. Any changes to the Total Employment Cost must be evidenced in writing and signed by both parties.

(d)	The parties acknowledge that the Total Employment Cost is all inclusive and is in compensation for all exigencies arising out of the position including (without limitation) overtime, out of hours commitments, attendance at meetings and conferences and attending any and all training programs (or otherwise) requiring the attendance of the Employee.

(e)	No additional remuneration for overtime will be authorised or paid to the Employee.

(f)	The Employee will be paid the weekly pro-rata cash component of the Total Employment Cost taken as salary, by electronic bank transfer into a bank account of the Employee’s choice.

(g)	The Total Employment Cost will be reviewed upon each anniversary of the Commencement of this Agreement.

6.	Leave Entitlements

6.1	Basis for leave entitlements

(a)	All leave entitlements pursuant to this clause 6 will be calculated on the cash component of the Total Employment Cost taken as salary.

(b)	The date of commencement of the Employee’s employment for the purpose of calculating the Employee’s leave and other entitlements is the date which the Employee first commenced employment with the Employer or a Related Body Corporate of the Employer.

6.2	Annual leave

(a)	The Employee will be entitled to 20 Business Days annual leave per year of service. Any unused leave will accrue from year to year.

(b)	The Employee will inform the Employer in writing of his/her intention to take annual leave and such leave will be taken once agreed to by the parties, at a time that is mutually acceptable to each party.

(c)	The Employee warrants to take annual leave immediately upon the entitlement exceeding 30 Business Days, and failing this, at the absolute discretion of the Employer, the Employee can be directed to take the leave on the provision of 7 days notice.

6.3	Sick leave

The Employee is entitled to 8 days paid sick leave per year of service. The Employee covenants to be bound by the Employer’s sick leave policy (as amended by the Employer from time to time).

7.	Performance review

(a)	The Employee’s position will be subject to a performance review every 12 months from the Commencement Date.

(b)	The terms and parameters of the performance review will be established by the Employer (at the Employer’s sole discretion) who may from time to time consult with the Employee in relation to reasonable performance guidelines.

8.	Notifications

8.1	Pre-existing medical conditions

(a)	The Employee fully understands the entire scope of the Services including the physical activity and working conditions and undertakes to provide to the Employer written notice before the Commencement Date, of any condition that may impede the Employee’s ability to satisfactorily perform the Services in accordance with this Agreement.

(b)	The Employee acknowledges that any failure to notify the Employer of a condition in accordance with clause 8.1(a) may prejudice the Employee’s future entitlements for compensation, rehabilitation or otherwise and the Employer will be entitled to terminate this Agreement without notice in accordance with clause 11.

8.2	Criminal convictions (including traffic offences)

(a)	The Employee will provide to the Employer written notice before the Commencement Date of any and all criminal convictions relating to any offence involving fraud or dishonesty or any other serious offence (including a traffic offence) which is punishable by imprisonment (whether imprisoned or not).

(b)	The Employee acknowledges that any failure to notify the Employer of a criminal conviction in accordance with clause 8.2(a) may prejudice the Employee’s employment with the Employer, and the Employer will be entitled to terminate this Agreement without notice in accordance with clause 11.

9.	Confidential information, materials and intellectual property

9.1	Confidential Information

(a)	The Employee agrees to use Confidential Information in accordance with the terms set out in Schedule 3.

9.2	Ownership of materials and intellectual property

(a)	All material provided to the Employee by the Employer and all Intellectual Property Rights in that material (Employer’s Material) is and will remain the property of the Employer.

(b)	All material produced by the Employee in performing the Services and all Intellectual Property Rights in that material (Material), will upon its creation be the sole property of the Employer unless otherwise agreed to in writing by the Employer.

(c)	The Employee, if and whenever required by the Employer to do so, must at the expense of the Employer or its nominee:

(i)	apply or join in applying with the Employer (at the discretion of the Employer) for letters patent or other protection in Australia or in any other part of the world for any of the Material; and

(ii)	do all things necessary for vesting such letters patent or other protection when obtained and all right and title to and interest in the same (including all patent rights an proprietary rights) in the Employer, its nominee or such other person as the Employer may require as sole beneficial owner.

(d)	The Employer irrevocably appoints the Employer to be his attorney in his name, and on his behalf to execute any instrument and to do any thing and generally to use the Employee’s name for the purpose of giving to the Employer, his nominee or such other person as the Employer may require the full benefit of the provision of this clause 9.

(e)	At the Employer’s request, the Employee must return all of the Material and the Employer’s Material and the Employee is not entitled to retain copies of the Material or the Employer’s Materials in any form whatsoever.

10.	Restraint

10.1	Defined terms

In this clause 10:

engage in means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unit holder, director, consultant, advisor, contractor, principal, agent, manager, employee, beneficiary, partner, associate or trustee.

Termination Date means the date on which the Employee’s employment with the Employer ends.

10.2	Undertakings by the Employee

In order to reasonably protect the goodwill of the Employer’s business, the Employee undertakes to the Employer that he will not, and will procure that each of his Associates will not, other than in the performance of the Services under this Agreement:

(a)	engage in any business or activity which is the same as or substantially similar to or competitive with, the Business or any material part of it;

(b)	solicit, canvass, induce or encourage any person who was at any time during the 6 month period prior to the Termination Date, a director, employee or agent of the Employer to leave the employment or agency of the Employer;

(c)	solicit, canvass, approach or accept any approach from any person who was at any time during the Employee’s period of employment with the Employer, a client or customer of the Employer with a view to obtaining the custom of that person in a business which is the same or substantially similar to or competitive with, the Business; or

(d)	interfere with the relationship between the Employer and its clients, customers, employees or suppliers.

10.3	Duration of prohibition

The undertakings in clause 10.2 begin on the date of this agreement and end:

(a)	on the 2nd anniversary of the Termination Date;

(b)	on the first anniversary of the Termination Date;

(c)	6 months after the Termination Date.

10.4	Geographic application

The undertakings in clause 10.2 apply only if the activity prohibited by clause 10.2 occurs within:

(a)	worldwide;

(b)	the United States of America, the Commonwealth of Australia and the Republic of South Africa;

(c)	the United States of America or the Commonwealth of Australia or the Republic of South Africa;

(d)	the Commonwealth of Australia.

10.5	Interpretation

Clauses 10.2, 10.3 and 10.4 have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in clause 10.2, with each period in clause 10.3, and combining each of those combinations with each area in clause 10.4. If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 10.2, 10.3 and 10.4.

10.6	Exception

This clause 10 does not restrict the Employee or any Associate of the Employee from holding 5% or less of the shares of a listed company.

10.7	Restrictions reasonable

The Employee agrees that the prohibitions and restrictions set out in this clause 10 are reasonable in the circumstances and necessary to protect the goodwill of the Business.

10.8	Acknowledgements

The Employee acknowledges that:

(a)	all the prohibitions and restrictions in this clause 10 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(b)	damages are not an adequate remedy if the Employee or an Associate of the Employee breaches this clause 10; and

(c)	the Purchaser may apply for injunctive relief if:

(i)	the Employee or an Associate of the Employee breaches or threatens to breach this clause 10 ; or

(ii)	it believes the Employee or an Associate of the Employee is likely to breach this clause 10.

11.	Termination

11.1	Summary termination

The Employer may terminate the Employee’s employment under this Agreement summarily at any time if the Employee:

(a)	fails to perform the Services under this Agreement in a competent and satisfactory manner (of which the Services will act as performance indicators);

(b)	is guilty of wilful misconduct or gross negligence;

(c)	engages in conduct that is contrary to the policies of the Employer;

(d)	engages in any conduct warranting summary dismissal at common law;

(e)	is charged of any offence involving fraud or dishonesty or any other serious offence (except for a traffic offence) which is punishable by imprisonment (whether imprisoned or not);

(f)	becomes bankrupt or compounds with his or her creditors (or any of them) or assigns his or her estate for the benefit of creditors (or any of them); or

(g)	breaches any of the provisions of clauses 8, 9 or 10.

11.2	Termination on notice

(a)	The Employer may terminate this Agreement by giving three months notice to the Employee if termination is due to reasons under clause 11.1, otherwise by giving six months notice.

(b)	At the Employer’s discretion:

(i)	the Employee may be required to work through all (or part only) of the notice period; or

(ii)	the Employer may make payment instead of the Employee working through the whole notice period (or the un-worked balance of the notice period).

(c)	The Employer at its sole discretion can decide whether the Employee needs to perform any Services during the notice period.

(d)	The Employee is required to provide three months notice of resignation.

12.	Entire Agreement

Subject to clause 15.1, this Agreement constitutes the entire understanding and agreement between the parties as to the subject matter.

13.	Inconsistency

If any provision of this Agreement is offensive to or inconsistent with any statute, regulation, award, industrial agreement or any other edict having the force of law, then to the extent of that offence or inconsistency (and not otherwise), this Agreement will be of no effect and the offensive or inconsistent provision will be removed from the balance of this Agreement.

14.	Governing law and jurisdiction

The law of South Australia applies to this Agreement and the parties submit to the non exclusive jurisdiction of its Courts.

15.	General

15.1	Amendments

Variations, modifications or waiver of any provisions of this Agreement including consent to any departure by any party from their obligations under this Agreement, will not be valid or effective unless they are represented in writing and signed by each party to this Agreement.

15.2	Accrued rights

Termination of this Agreement does not affect any accrued rights or remedies of a party.

15.3	Survival

Clauses 9 (Confidential information, materials and intellectual property), 10 (Restraint), 14 (Governing Law) and 15.2 (Accrued rights) continue to apply after termination of this agreement.

15.4	Costs

Each party must bare its own costs of negotiating, preparing and executing this Agreement.

15.5	No waiver

A waiver by a party of any of the provisions of this Agreement will not be binding unless expressly made in writing, and any waiver will relate only to the matter, non-compliance or breach to which it relates and will not apply to any subsequent matter, non-compliant or breach.

15.6	Severance

Part or all of any provision of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining provisions of this Agreement will continue in full force and effect.

15.7	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts taken together will constitute one instrument. Where counterparts are used, this Agreement will come into effect on the last exchange of either or original or facsimile counterparts. Where facsimile counterparts are used, original counterparts are to be exchanged as soon as practicable, but failure to exchange originals will not effect the validity of this Agreement.

Schedule 1 – Details

1.	Employee

Name	Nigel Andrew Vinecombe

Address	Lot 104 Swamp Road Oakbank SA 5243

2.	Commencement Date

The Completion Date pursuant to the Share Sale and Purchase Agreement between Tropical Rain Nominees Pty ltd atf The Vinecombe Absolutely Entitled Trust, The Maher Absolutely Entitled Trust and the Frankhuisen Absolutely Entitled Trust, R.G.Teakle Pty Ltd, Vineland Pty Ltd atf R.G.Teakle Pty Ltd, Peter Brian Teakle and the Teakle Family Trust, Peter Brian Teakle, Collotype International Holdings Pty Ltd, Collotype Labels International Pty Ltd and Multi-Color Corporation.

3.	Expiry Date

The third anniversary of the Commencement Date

4.	Total Employment Cost

Salary:	AUD240,000

Superannuation:	AUD24,000

Fully Maintained Motor Vehicle:	Up to the value of AUD60,000

TOTAL:	AUD324,000

5.	Responsible Person

Frank Gerace

Schedule 2 – Services

Job Description:

•	Work to achieve agreed financial plan; and
•	Formulate and pursue acquisition strategies.

Key Performance Indicators:

•	Coordinate Annual Business Plans, including Budgets, for International Business Unit for recommendation to MCC CEO.

•	Execute above Performance Plans once approved.

•	Develop International Business Unit expansion plans with MCC CEO.

•	Execute expansion plans subject to MCC CEO and Board approval.

•	Fulfill Duties and Responsibilities associated with being MCC Board Member.

Schedule 3 – Confidential Information

1.	Disclosure and use of Confidential Information

(a)	In consideration of the Employer disclosing Confidential Information to the Employee, the Employee agrees:

(i)	to use all Confidential Information solely for the purpose of the performance of the Services;

(ii)	not to misuse Confidential Information;

(iii)	that if the Employee leaves the employment of the Employer, the Employee will not use the Confidential Information for its own benefit or for the benefit of any third party or competitor of the Employer;

(iv)	to keep confidential all Confidential Information; and

(v)	otherwise to comply with the terms of this Agreement.

(b)	The Employee must:

(i)	notify the Employer immediately if the Employee becomes aware of a suspected or actual breach of Confidential Information;

(ii)	immediately take all steps to prevent or stop the suspected or actual breach of Confidential Information; and

(iii)	comply with any direction issued by the Employer from time to time regarding the protection of Confidential Information.

2.	Security and control

(a)	The Employee must:

(i)	establish and maintain effective personal security measures to safeguard Confidential Information from access or use not authorised under this Agreement;

(ii)	keep Confidential Information under its control;

(iii)	maintain complete, accurate and up-to-date records of its use, copying and disclosure of Confidential Information and immediately produce these records to the Employer on request; and

(iv)	immediately notify the Employer of any suspected or actual unauthorised use, copying or disclosure of Confidential Information.

(b)	The Employee must provide assistance reasonably requested by the Employer in relation to any proceedings the Employer may take against any person for unauthorised use, copying or disclosure of Confidential Information. Should the Employee not provide this assistance when directed to do so, the Employer is entitled to take disciplinary action against the Employee which may include the termination of their engagement.

3.	Copying

(a)	The Employee must not copy any Confidential Information for use outside the premises of the Employer without the Employer’s written consent.

(b)	All copies of Confidential Information made pursuant to paragraph 3(a) by the Employee must be marked “Confidential”.

4.	No telecommunication transmission

The Employee must not transmit or permit the transmission by telecommunication (including facsimile and electronic mail) of Confidential Information to any person (including the Employer) without the prior consent of the Employer.

5.	Acknowledgement and indemnity

(a)	The Employee acknowledges that it is aware that any breach of the Employee’s duty of confidentiality under this Agreement will result in the Employer suffering damage.

(b)	The Employee indemnifies the Employer against all losses, damages, expenses and legal costs (on a solicitor and own client basis and whether incurred by or awarded against the Employer) that the Employer may reasonably sustain or incur as a result, whether directly or indirectly, of any breach by the Employee of its duty of confidentiality under this Agreement.

6.	Intellectual property rights

The parties acknowledge that this Agreement does not transfer any interest in any intellectual property to the Employee and the Employee will be bound by their obligations in clause 9 of this Employment Agreement.

7.	Responsible person

The Employee will direct any enquiries about the use of Confidential Information including all queries about the scope of this Employment Agreement to the Responsible Person or the nominee of the Chief Executive Officer.

8.	Exclusions

The obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):

(a)	is rightfully known to or in the possession or control of the Employee and not subject to an obligation of confidentiality on the Employee;

(b)	is public knowledge (otherwise than as a result of a breach of this Agreement); or

(c)	the Employee is required by law to disclose.

9.	Termination

(a)	The Employee’s obligation of confidentiality under this Agreement will continue beyond the Initial Term in respect of all Confidential Information other than information forming part of the Employee’s stock of general skill and knowledge.

(b)	On termination of the Employee’s employment with the Employer, the Employee’s right to use Confidential Information ceases and the Employee must immediately, at the option of the Employer:

(i)	return to the Employer;

(ii)	destroy and certify in writing to the Employer the destruction of; or

(iii)	destroy and permit the Employer to witness the destruction of;

all Confidential Information in the Employee’s possession or control.

Signing page

EXECUTED as an agreement.

Executed by Collotype Labels Pty Ltd pursuant to section 127 of the Corporations Act 2001

/s/ Francis D. Gerace	/s/ Dawn H. Bertsche
Signature of director	Signature of director/company secretary

Francis D. Gerace	Dawn H. Bertsche
Name of director (print)	Name of director/company secretary (print)

Signed by /s/ Nigel Andrew Vinecombe

/s/ Louisa McClurg
Signature of witness

Louisa McClurg
Name of witness (print)